Exhibit 10.2

                            FORM OF MASTER AGREEMENT

The following form of master agreement (the "Form") can be used by any site owner selling products and services ("Merchant") and any site owner that wishes to promote and link to the Merchant's site ("Partner"), to confirm the terms and conditions that will apply to advertising and commission engagements they enter into via The LinkShare Network(tm). The Form also includes certain terms in favor of The LinkShare Network(tm) and LinkShare Corporation which Merchant and Partner are required to use as registered members of The LinkShare Network(tm)(see "LinkShare Required Provisions" in the Form).

LinkShare Corporation provides the Form solely for the convenience of participants in the The LinkShare Network(tm) and makes no representation or warranty of any kind in relation to the Form, including, but not limited to, any representation that the Form is fair or complete, or that it will be updated by LinkShare Corporation. Participants in The LinkShare Network(tm) use the Form entirely at their own risk.

The Form is a copyright work belonging to LinkShare Corporation ((c) LinkShare Corporation 1997). You are permitted to access, copy, download and modify the Form solely for purposes of use as the basis of an agreement between participants in The LinkShare Network(tm). The Form may not be used for any other purpose, including, but not limited to, use as the basis of an agreement between Merchant and Partner for transactions that are not conducted through The LinkShare Network(tm).

To confirm your understanding of the above and to obtain access to the Form, please click on the "I Accept" button below. Otherwise click on the "back" button on your browser to return to the previous page.

[I ACCEPT]

MASTER AGREEMENT

This Master Agreement ("Agreement") is made between [insert name of Merchant] ("Merchant") and [insert name of Partner] ("Partner").

BACKGROUND

Partner and Merchant are each enrolled in the The LinkShare Network(tm).

Partner and Merchant each desire to establish the general terms and conditions which shall govern advertising and commission arrangements between Partner and Merchant which result from their participation in The LinkShare Network(tm).

TERMS AND CONDITIONS

In consideration of the promises set forth below, we agree as follows:

1. Offers and Engagements.

1.1. From time to time, Merchant may post on The LinkShare Network(tm) offers to pay to other participants a specified commission in return for certain advertising services leading to a Qualifying Link (defined below). If such offers receive an identification number from The LinkShare Network(tm) they shall be deemed to be an "Offer" for purposes of this Agreement. The term "Offer" shall also include any counter-offers resulting from an Offer.

1.2. If an Offer made by one party is accepted by the other party in accordance with the Offer's terms via The LinkShare Network(tm), an "Engagement" will have been formed. Each Engagement shall have the same identification number as the original Offer that lead to the Engagement and shall be governed by the terms and conditions of this Agreement. However, in the event of any inconsistency between the terms of the specific Engagement and the terms of this Agreement, the terms of the Engagement shall govern.

1.3. At any time prior to Partner providing a Qualifying Link, Merchant may with or without notice (a) change, suspend or discontinue any aspect of an Offer or an Engagement or (b) remove, alter, or modify any graphic or banner ad submitted by Merchant for an Offer or an Engagement. Partner agrees to promptly implement any request from Merchant to remove, alter or modify any graphic or banner ad submitted by Merchant that is being used by Partner as part of an Engagement.

2. Partner's Responsibilities.

2.1. Partner will link its site to areas within Merchant's site using special URLs specified in the Engagement (the "Required URLs"). Partner may post as many links to the Required URLs and the rest of Merchant's site as it likes on Partner's site. The position, prominence and nature of links on the Partner's site shall comply with any requirements specified in the Engagement, but otherwise will be in the discretion of Partner.

2.2. Partner agrees not to make any representations, warranties or other statements concerning Merchant, Merchant's site, any of Merchant's products or services, or Merchant's site policies, except as expressly authorized by the Engagement.

2.3. Partner is responsible for notifying Merchant and The LinkShare Network(tm) of any malfunctioning of the Required URLs or other problems with Partner's participation in the Engagement. Merchant will respond promptly to all concerns upon notification by Partner.

2.4 Merchant reserves the right to terminate this Agreement in the event that any Restricted Content is incorporated on Affiliate's site after acceptance of your registration form and the commencement of the term of this Agreement.

Merchant may also terminate this Agreement if Partner engages in keyword bidding where Partner directs traffic to a domain that Partner does not own or operate. This means Partner must direct traffic to Partner's own site before sending to HelloDirect.com. Partner may not misrepresent themselves as Merchant's Website by altering the visual "look and feel" of, or text from, Merchant's site, and/or engages in "framing" the Merchant Website or engages in "domain squatting".

Partner agrees not to register or use any URLs and/or domain names which are considered by Merchant to be infringing on the Merchant's name or trademarks, including but not limited to the Hello Direct Company trademark.

Partner may not bid on Hello Direct specific terms and phrases as relates to paid search. Such terms shall be defined as; Hello Direct, Hello Direct Inc., HelloDirect, Hello-Direct, HelloDirect.com or any intentional misspellings of these terms. Affiliate is restricted from using merchant URL; www.HelloDirect.com or any page in the merchant's site as a landing page for paid search. Affiliate may not use any of Merchant's URLs as a "display URL" in any paid search advertising.

3. Commissions.

3.1. Merchant agrees to pay Partner the commission specified in the Engagement if Merchant sells to a visitor to Merchant's site (a "Customer") a product or service that is the subject of the Engagement and if that Customer has accessed Merchant's site and purchased the product or service via a Qualifying Link.

3.2. A "Qualifying Link" is a link from Partner's site to Merchant's using one of the Required URLs or any other URL provided by Merchant for use in The LinkShare Network(tm) if it is the last link to the Merchant's site that the Customer uses during a Session where a sale of a product or a service to Customer occurs. A "Session" is the period of time beginning from a Customer's initial contact with Merchant's site via a link from the Partner's site and terminating when the Customer either returns to the Merchant's site via a link from a site other than Partner's site or the Engagement expires or is terminated.

3.3. Merchant shall have the sole right and responsibility for processing all orders made by Customers. Partner acknowledges that all agreements relating to sales to Customers shall be between Merchant and the Customer.

3.4. All determinations of Qualifying Links and whether a commission is payable will be made by The LinkShare Network(tm) and will be final and binding on both

Merchant and Partner. Prices for the products will be set solely by Merchant in its discretion.

4. Ownership and Licenses.

4.1. Each party owns and shall retain all right, title and interest in its names, logos, trademarks, service marks, trade dress, copyrights and proprietary technology, including, without limitation, those names, logos, trademarks, service marks, trade dress, copyrights and proprietary technology currently used or which may be developed and/or used by it in the future.

4.2. Merchant grants Partner a revocable, non-exclusive, worldwide license to use, reproduce and transmit the name, logos, trademarks, service marks, trade dress and proprietary technology, as designated in the Engagement or during the registration process in The LinkShare Network(tm), on Partner's site solely for the purpose of creating links from Partner's site to Merchant's site during Engagements. Except as expressly set forth in this Agreement or permitted by applicable law, Partner may not copy, distribute, modify, reverse engineer, or create derivative works from the same. Partner may not sublicense, assign or transfer any such licenses for the use of the same, and any attempt at such sublicense, assignment or transfer is void.

4.3. Partner grants Merchant a non-exclusive, worldwide, royalty-free license to use, reproduce and transmit any graphic or banner ad submitted by Partner solely for co-branding purposes or as a return link from Merchant's site to Partner's site. Merchant will remove such graphic or banner ad upon Partner's request.

5. Termination.

5.1. Either party may terminate any Engagement at any time by deleting their acceptance of the Engagement through The LinkShare Network(tm). Termination of an Engagement shall not terminate this Agreement or any other Engagement.

5.2. Either party may terminate this Agreement at any time, for any reason, provided that they provide at least five day's prior written notice of such termination to the other party and The LinkShare Network(tm). Termination of this Agreement shall also terminate any outstanding Engagements. However, all rights to payment, causes of action and any provisions which by their terms are intended to survive termination, shall survive termination of this Agreement.

6. Representations.

6.1. Each party represents to the other that (a) it has the authority to enter into this Agreement and sufficient rights to grant any licenses granted hereby, and (b) any material which is provided to the other party and displayed on the other party's site will not (i) infringe on any third party's copyright, patent, trademark, trade secret or other proprietary rights or right of publicity or privacy; (ii) violate any applicable law, statute, ordinance or regulation;
(iii) be defamatory or libelous; (iv) be lewd, pornographic or obscene; (v) violate any laws regarding unfair competition, antidiscrimination or false advertising; (vi) promote violence or contain hate speech; or (vii) contain viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines.

6.2. EXCEPT FOR THE ABOVE REPRESENTATIONS NEITHER PARTY MAKES ANY
REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7. Cross-Indemnification.

7.1. Each party hereby agrees to indemnify, defend and hold harmless the other party and its affiliates, directors, officers, employees and agents, from and against any and all liability, claims, losses, damages, injuries or expenses (including reasonable attorneys' fees) brought by a third party, arising out of a breach, or alleged breach, of any of its representations or obligations herein.

8. LinkShare Required Provisions.

8.1. Merchant and Partner jointly and severally hereby agree to indemnify, defend, and hold harmless The LinkShare Network(tm) and LinkShare Corporation and its affiliates, officers, directors, employees and agents (collectively, "LinkShare") from and against any and all liability, claims, losses, damages, injuries or expenses (including reasonable attorneys' fees) directly or indirectly arising from or relating to any Offer, Engagement, any other matter related to this Agreement or the subject matter hereof any dispute relating thereto.

8.2. The parties agree that LinkShare may rely on any data, notice, instruction or request furnished to LinkShare by either party which is reasonably believed by LinkShare to be genuine and to have been sent or presented by a person reasonably believed by LinkShare to be authorized to act on behalf of one of the parties. In the event of any dispute between the parties, the parties agree that to the extent the parties contact and involve LinkShare, LinkShare may consult with and use counsel of its own choice in connection with such dispute and the reasonable fees and disbursements of LinkShare's counsel shall be within the costs and disbursements covered by the indemnity specified in Section 8.1 above.

8.3. The parties acknowledge and agree that this Agreement and the Engagements are only made possible due to LinkShare and that the parties shall not, for the duration of this Agreement and for twenty-four (24) months thereafter, enter into any advertising, collaborations or other commercial arrangements with each other in connection with their sites on the World Wide Web except via The LinkShare Network(tm).

8.4. Merchant and Partner acknowledge and agree that the nature of the Product is such that in its normal operation it may access and download elements of software data from resources which are external to the computer or device running the Product, such as Product enabled servers. Merchant and Partner acknowledge that LinkShare has not undertaken to provide such external resources or servers and specifically disclaims any representation or warranty as the availability, quality or performance of such resources or whether they may contain any defects which may affect the performance of the Product or Merchant or Partner's computer. LinkShare shall not be responsible for provision of any communications facilities or the costs associated with such communications.

8.5. Merchant and Partner agree that LinkShare is an intended third party beneficiary."

9. Limitation of Liability.

9.1. In no event shall either party be liable to the other party for any direct, indirect, special, exemplary, consequential or incidental damages, even if informed of the possibility of such damages.

9.2. The parties agree that The LinkShare Network(tm) and LinkShare Corporation and its affiliates, officers, directors, employees and agents shall not be liable to either party for any direct, indirect, special, exemplary, consequential or incidental damages, even if informed of the possibility of such damages.

10. General.

10.1. Each party shall act as an independent contractor and shall have no authority to obligate or bind the other in any respect.

10.2. The parties agree that The The LinkShare Network(tm) and LinkShare Corporation are intended third party beneficiaries under this Agreement.

10.3. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the state of Merchant's headquarters. Any action to enforce this Agreement shall be brought in the federal or state courts located in that state. If you need to send official correspondence, send it via registered mail to Merchant's headquarters to the attention of Merchant's legal department.

10.4. This Agreement may be agreed to in more than one counterpart, each of which together shall form one and the same instrument. The parties agree that execution may be achieved in any format convenient to the parties.

10.5. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

In Witness whereof, the parties authorized representatives have executed this Master Agreement as of the date of the last signature set forth below.

MERCHANT                                      PARTNER

---------------------------------             ----------------------------------
Signature                                     Signature

---------------------------------             ----------------------------------
Print name and title                          Print name and title

---------------------------------             ----------------------------------
Date                                          Date